Exhibit 99.1

Allis-Chalmers Energy Inc.	Bronco Drilling Company, Inc.
PRESS RELEASE
Allis-Chalmers Energy to Acquire Bronco Drilling Company
For a Combination of Cash and Stock
Houston, Texas and Edmond, Oklahoma, January 24, 2008 — Business Wire — Allis-Chalmers Energy Inc. (NYSE: ALY) and Bronco Drilling Company, Inc. (NASDAQ/GM:BRNC) announced today that they have entered into a definitive merger agreement providing for the acquisition of Bronco Drilling Company, Inc. by Allis-Chalmers Energy Inc.
Merger Highlights
•	Strategic combination creates a more diversified international oilfield services provider with critical mass in the U.S., and broadens the service and equipment capabilities of both companies.

•	The merger is expected to enhance domestic and international growth opportunities, and is expected to facilitate relocation of newly acquired and certain underutilized drilling and workover rigs of Bronco Drilling to Latin America and North African markets.

•	Combined balance sheet remains sound, allowing for future organic growth and strategic acquisitions.

•	Expected to be strongly accretive to earnings per share of Allis-Chalmers.
Transaction Details
The merger agreement provides that at the effective time of the merger, stockholders of Bronco Drilling will receive merger consideration with an aggregate value of approximately $437.8 million, comprised of (a) an aggregate of $280.0 million in cash and (b) Allis-Chalmers common stock having an aggregate value of approximately $157.8 million. The number of shares will be based on the average closing price of Allis-Chalmers common stock for a ten-trading day period ending two days prior to the closing. The combined consideration totals $16.33 per share for Bronco Drilling, a 21.8% premium to the closing price of Bronco Drilling’s common stock on January 23, 2008 and an 18.2% premium to the past 10 days’ average closing stock price of Bronco Drilling. Allis-Chalmers has received a financing commitment for up to $350 million to cover the cash component of the merger consideration, repayment of assumed Bronco Drilling debt and transaction expenses. Allis-Chalmers and Bronco Drilling anticipate that receipt of the merger consideration will be taxable to Bronco Drilling’s stockholders.
The merger will result in a combined company with an implied enterprise value of approximately $1.4 billion, based upon the closing stock price of Allis-Chalmers on Tuesday, January 22, 2008. The merger agreement provides for a subsidiary of Allis-Chalmers to merge with and into Bronco Drilling, with Bronco Drilling surviving as a wholly-owned subsidiary of Allis-Chalmers.

Upon completion of the transaction, which Allis-Chalmers and Bronco Drilling expect to occur in mid-2008, it is anticipated that Allis-Chalmers’ stockholders will own approximately 72.1%, and that Bronco Drilling’s stockholders will own approximately 27.9% of the combined company, based on Allis-Chalmers’ closing stock price on Tuesday, January 22, 2008.
The boards of directors of both Allis-Chalmers and Bronco Drilling have approved the merger agreement. The transaction is subject to customary conditions and regulatory approvals and the approval by stockholders of each of Allis-Chalmers and Bronco Drilling.
With respect to the merger, Frank Harrison, Bronco Drilling’s Chairman and Chief Executive Officer stated, “We are very pleased to have reached this agreement with Allis-Chalmers and believe it presents a compelling opportunity for our stockholders. We believe the combined entity creates a unique investment opportunity for both sets of stockholders. The combined company will be a fully-integrated oilfield service company with diversified business lines, substantial international exposure and exciting growth opportunities not currently found in a company of similar size.”
Micki Hidayatallah will remain as Chairman and Chief Executive Officer of Allis-Chalmers following the merger. Mr. Hidayatallah stated, “We are very excited about this pending acquisition that is in conformity with our strategic criteria. We expect the combined company to enhance our product offering and expand our geographic footprint in the domestic and international markets. Internationally, Allis-Chalmers will increase its presence in the North African and Latin American markets.”
Mr. Hidayatallah also noted, “The opportunity to deploy drilling and workover rigs to the high growing international markets is very compelling. Bronco Drilling is uniquely positioned to take advantage of this opportunity because of its in-house capability of converting and rebuilding rigs for international operations. Although demand for land drilling and workover rigs remains strong in the international markets, there continues to be long delays in manufacturing and delivery cycles.”
Mr. Hidayatallah went on to state, “We anticipate the merged company’s presence in Mexico, Libya, Argentina and Bolivia will provide a solid foundation for international expansion. Bronco Drilling’s management team has built a company in a very short time frame that has a reputation for excellence in all its operations. The combined company will be a diversified service company that provides its domestic and international customers with skilled operators and technologically advanced equipment in a safe environment.”
Mr. Hidayatallah added, “Currently, Allis-Chalmers operates internationally in Argentina, Mexico, and Bolivia. Bronco Drilling has a 25% equity stake in a contract drilling business in Libya which will operate 33 drilling and workover rigs. We expect the combined company to actively pursue further international opportunities after the merger. We believe we will be able to provide the domestic and international markets with directional, underbalanced drilling, coil tubing, drilling and completion services together with rental equipment as the oil industry seeks to exploit conventional and unconventional resources both in the U.S. and overseas.”
The composition of the board of directors of Allis-Chalmers will not be changed in connection with the merger.
Conference Call
The senior management of Allis-Chalmers and Bronco Drilling has scheduled a joint conference call to be held on Thursday, January 24, 2008 at 10:30 Eastern time, 9:30 am Central time, to discuss the merger. The call will be web cast live on the Internet through the Investor Relations page on the Allis-Chalmers website.
To participate by telephone, call (888) 713-4218 domestically or (617) 213-4870 internationally ten to fifteen minutes prior to the starting time. The participant passcode is 78366018. Participants may pre-register for the call at the following link and will be issued a PIN number to use when dialing into the live call, which will provide quick access to the conference by bypassing the operator upon connection.
5075 Westheimer, Suite 890, Houston, TX 77056
713-369-0550 P 713-369-0555 F

https://www.theconferencingservice.com/prereg/key.process?key=PJPHJR67V
A telephonic replay will be available through January 31, 2008. The telephone number for the replay of the call is (888) 286-8010 domestically or (617) 801-6888 internationally, and the passcode is 48202521. The call will be available for replay through the Bronco Drilling and Allis-Chalmers websites.
Advisors
RBC Capital Markets Corporation is acting as exclusive financial advisor to Allis-Chalmers, and Johnson Rice & Company L.L.C. is acting as exclusive financial advisor to Bronco Drilling. Andrews Kurth LLP is acting as legal counsel to Allis-Chalmers and Akin Gump Strauss Hauer & Feld LLP is acting as legal counsel to Bronco Drilling.
About Allis-Chalmers Energy Inc.
Allis-Chalmers Energy Inc. is a Houston-based multi-faceted oilfield company. It provides services and equipment to oil and natural gas exploration and production companies, domestically primarily in Texas, Louisiana, New Mexico, Colorado, Oklahoma, Mississippi, Wyoming, Arkansas, West Virginia, offshore in the Gulf of Mexico, and internationally primarily in Argentina and Mexico. Allis-Chalmers provides rental services, international drilling, directional drilling, tubular services, underbalanced drilling, and production services. Allis-Chalmers’ common stock is traded on the New York Stock Exchange under the symbol “ALY.” For more information about Allis-Chalmers Energy Inc., visit its website at www.alchenergy.com.
About Bronco Drilling Company, Inc.
Bronco Drilling Company, Inc. is a publicly held company headquartered in Edmond, Oklahoma, and is a provider of contract land drilling and workover services to oil and natural gas exploration and production companies. Bronco Drilling’s common stock is quoted on The NASDAQ Global Market under the symbol “BRNC”. For more information about Bronco Drilling Company, Inc., visit its website at www.broncodrill.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 regarding the benefits of the acquisition of Bronco Drilling by Allis-Chalmers, including future financial and operating results, prospects for the combined company, and the combined company’s plans, objectives and intentions. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this press release.
Although forward-looking statements in this press release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the companies operate, competition, obsolescence of products and services, the ability to obtain financing to support operations, environmental and other casualty risks, and the effect of government regulation. Further information about the risks and uncertainties that may affect Allis-Chalmers and Bronco Drilling are set forth in their most recent respective filings on Form 10-K (including without limitation in the “Risk Factors” section) and in other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Neither Allis-Chalmers nor Bronco Drilling undertake any obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this press release.
Important Information
5075 Westheimer, Suite 890, Houston, TX 77056
713-369-0550 P 713-369-0555 F

In connection with the proposed transaction, Allis-Chalmers and Bronco Drilling will file a joint proxy statement/prospectus and both companies will file other relevant documents concerning the proposed merger transaction with the Securities and Exchange Commission (the “SEC”). INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE MERGER. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when available) and the other documents free of charge at the website maintained by the SEC at www.sec.gov.
The documents filed with the SEC by Allis-Chalmers may be obtained free of charge from Allis-Chalmers’ website at www.alchenergy.com or by calling Allis-Chalmers’ Investor Relations department at (713) 369-0550.
The documents filed with the SEC by Bronco Drilling may be obtained free of charge from Bronco Drilling’s website at www.broncodrill.com or by calling Bronco Drilling’s Investor Relations department at (405) 242-4444.
Investors and security holders are urged to read the joint proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger.
Allis-Chalmers and Bronco Drilling and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the respective stockholders of each company in connection with the merger. Information about the directors and executive officers of Allis-Chalmers and their ownership of Allis-Chalmers common stock is set forth in its proxy statement filed with the SEC on April 30, 2007. Information about the directors and executive officers of Bronco Drilling and their ownership of Bronco Drilling common stock is set forth in its proxy statement filed with the SEC on April 30, 2007. Investors may obtain additional information regarding the interests of such participants by reading the joint proxy statement/prospectus for the merger when it becomes available.
Contact

Allis Chalmers:	Jeffrey Freedman, VP IR
Investor Relations
Allis-Chalmers Energy Inc.
(713) 369-0550

Bronco Drilling:	Bob Jarvis
Investor Relations
Bronco Drilling Company, Inc.
(405) 242-4444

SOURCES:	Allis-Chalmers Energy Inc. and Bronco Drilling Company, Inc.
5075 Westheimer, Suite 890, Houston, TX 77056
713-369-0550 P 713-369-0555 F